CMA Multi-State Municipal Series Trust
Series Number: 6
File Number: 811-5011
CIK Number: 810598
CMA New Jersey Municipal Money Fund
For the Period Ending: 09/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Inc., for the six months ended September 30, 2002.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

6/19/2002	$7,700	Puerto Rico Comwlth	1.25%	12/01/2015
7/02/2002	12,170	Puerto Rico Comwlth	1.12	12/01/2015